Joint Filer Information

            Each of the undersigned is jointly filing the attached Initial Statement of Beneficial Ownership of Securities on Form 3 with respect to the beneficial ownership of Beneficial Interests in First Union Real Estate Equity and Mortgage Investments. The Designated Filer is FUR Investors LLC


Name:        FUR Holdings LLC               Name:        WEM-FUR Investors LLC
Address:     100 Jericho Quadrangle         Address:     100 Jericho Quadrangle
             Suite 214                                   Suite 214
             Jericho, New York  11753                    Jericho, New York 11753

Signature:   By: WEM-FUR Investors LLC      Signature:   /s/ Michael L. Ashner
                 Managing Member                         -----------------------
                                                         Michael L. Ashner
             By: /s/ Michael L. Ashner                   Managing Member
                 ----------------------
                 Michael L. Ashner
                 President


Name:        Michael L. Ashner
Address:     100 Jericho Quadrangle
             Suite 214
             Jericho, New York 11753

Signature:   /s/ Michael L. Ashner
             --------------------------
             Michael L. Ashner